UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[]	Definitive Proxy Statement
[X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Advantage Diversified International Fund

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a)	Title of each class of securities to which transaction applies:
(b)	Aggregate number of securities to which transaction applies:
(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d)	Proposed maximum aggregate value of transaction:
(e)	Total fee paid:
[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid:
(b)	Form, Schedule or Registration Statement No.:
(c)	Filing Party:
(d)	Date Filed:

[WFA logo]

Second request: Your vote is important

Dear Valued Shareholder,

Your opportunity to vote on an important change to your Wells Fargo Advantage Diversified International Fund is just weeks away. It’s critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. If you have responded already, thank you for your time.

The proxy package you recently received invites you to vote on a proposal to consider and act upon a new investment subadvisory agreement with Artisan Partners Limited Partnership. Please see the enclosed proxy card for more information. The Board of Trustees unanimously recommends that you vote in favor of the new subadvisory agreement with Artisan Partners Limited Partnership.

Once you’ve made a decision, the voting process takes only a few moments. Please review the instructions on the enclosed proxy card.

There are three easy ways to vote:

·         Online: Log on to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

·         By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

·         At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

Thank you. Your prompt response is greatly appreciated—it will eliminate the need for future calls and follow-up letters on this topic.

Sincerely,

Karla M. Rabusch

President

Wells Fargo Funds Management, LLC

[WFA Logo]

Second request: Your vote is important

Dear Valued Shareholder,

Your opportunity to vote on an important change to your Wells Fargo Advantage Diversified International Fund is just weeks away. It’s critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. If you have responded already, thank you for your time.

The proxy package you recently received invites you to vote on a proposal to consider and act upon a new investment subadvisory agreement with Artisan Partners Limited Partnership. Please see the enclosed proxy card for more information. The Board of Trustees unanimously recommends that you vote in favor of the new subadvisory agreement with Artisan Partners Limited Partnership.

Once you’ve made a decision, the voting process takes only a few moments. Please review the instructions on the enclosed proxy card.

There are four easy ways to vote:

·         By phone: Call one of our proxy specialists toll-free at 1-866-406-2287, Monday through Friday from 9 a.m. to 10 p.m. Eastern Time. You will need the control number on your proxy card.

·         Online: Log on to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

·         By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

·         At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

Thank you. Your prompt response is greatly appreciated—it will eliminate the need for future calls and follow-up letters on this topic.

Sincerely,

Karla M. Rabusch

President

Wells Fargo Funds Management, LLC